EXHIBIT 99.2

CERTIFICATE OF AMENDMENT TO ARTICLES OF MOLECULAR USA
DEAN HELLER Secretary of State 202 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)
Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation: Molecular Pharmacology (USA) Limited

2. The articles have been amended as follows (provide article numbers, if available):

13. CONTROL SHARE ACQUISITIONS

The Corporation expressly opts-out of, or elects not to be governed by the "Acquisition of Controlling Interest" provisions contained in NRS Sections 78.378 through 78.3793 inclusive all as permitted under NRS Section 78.378.1.

14. COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation expressly opts-out of, and elects not to be governed by the "Combinations with Interested Stockholders" provisions contained in NRS Section 78.411 through 78.444, inclusive all as permitted under NRS Section 78.434.

articles of incorporation have voted in favor of the amendment is:	_____%

4. Effective date of filing (optional):	0 4 /17 /06
5. Officer Signature (required):	____________________________________ Ian Downs, President
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 11/03/03